Exhibit 5.1
                   Opinion of Sidley Austin Brown & Wood LLP



                                    E-5.1

                        SIDLEY AUSTIN BROWN & WOOD LLP

      BEIJING                787 SEVENTH AVENUE              LOS ANGELES
       ----               NEW YORK, NEW YORK 10019               ----
     BRUSSELS             TELEPHONE 212 839 5300               NEW YORK
       ----                FACSIMILE 212 839 5599                ----
      CHICAGO                  www.sidley.com               SAN FRANCISCO
       ----                                                      ----
      DALLAS                   FOUNDED 1866                    SHANGHAI
       ----                                                      ----
      GENEVA                                                  SINGAPORE
       ----                                                      ----
     HONG KONG                                                   TOKYO
       ----                                                      ----
       LONDON                                               WASHINGTON, D.C.


WRITER'S DIRECT NUMBER                                WRITER'S E-MAIL ADDRESS




                               September 9, 2005


Magna International Inc.
337 Magna Drive, Aurora
Ontario, Canada L4G 7K1

Ladies and Gentlemen:

          We have acted as counsel for Magna International Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about September 9, 2005 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 400,000 Class A Subordinate Voting Shares, without par value (the "Class A Shares"), of Magna International Inc., together with such indeterminable amount of interests (the "Interests") in The Magna Group of Companies Retirement Savings Plan (the "Plan"), as may be purchased with contributions under the Plan. In such capacity, we have examined the Articles of Arrangement and general By-Law of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, we advise you that, in our opinion, (i) the Class A Shares purchased with contributions under the Plan will be legally issued, fully paid and nonassessable and (ii) the Interests, to the extent such Interests vest to the benefit of the participants in the Plan, will have been duly and validly authorized and will be valid Interests.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.

                                           Very truly yours,


                                           /s/ Sidley Austin Brown & Wood LLP



       SIDLEY AUSTIN BROWN & WOOD LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS